Exhibit 99.1

KBL Merger Corp. IV Announces Completion of Acquisition of 180 Life Sciences Corp. and Trading Under the ticker ATNF Starting November 9, 2020

NEW YORK, November 9, 2020 (GLOBE NEWSWIRE) — KBL Merger Corp. IV (NASDAQ: KBLM or the "Company"), a special purpose acquisition company (SPAC), today announced the successful completion of its acquisition of 180 Life Sciences Corp. ("180 Life Sciences"), a clinical-stage biotechnology company with its lead indication in Phase 2b/3, focused on the development of novel drugs that fulfill unmet needs in inflammatory diseases, fibrosis and pain.

In connection with the closing of the merger, KBLM issued 17,500,000 shares of common stock to the stockholders of 180 Life Sciences, of which 1,049,999 shares were deposited in an escrow account and subject to forfeiture for indemnification claims, and of which 1,981,496 shares are issuable to the holders of the existing exchangeable shares of CannBioRex Purchaseco ULC and/or Katexco Purchaseco ULC, Canadian subsidiaries of 180 Life Sciences. The issuance of the shares of common stock to the stockholders of 180 Life Sciences was registered on an effective registration statement on Form S-4 that the Company filed with the Securities and Exchange Commission on November 12, 2019 and that was declared effective on October 9, 2020. Following the merger, 180 Life Sciences shall survive as a wholly-owned subsidiary of KBLM.

Prior to the closing of the merger, 180 Life Sciences Corp. changed its name to 180 Life Corp., and KBL Merger Corp. IV changed its name to 180 Life Sciences Corp. As used in this press release, references to KBL Merger Corp. IV refer to the Company and references to 180 Life Sciences Corp. refer to 180 Life Sciences (which became a wholly-owned subsidiary of the Company following the merger, as discussed above). As a result of the merger, the units and rights of KBL Merger Corp. ceased trading, and the shares of its common stock and warrants will trade on the Nasdaq Capital Market under the ticker symbols “ATNF” and “ATNFW,” respectively, starting on or about November 9, 2020.

This is the fourth SPAC for KBL Merger Corp. IV, CEO, Marlene Krauss, M.D. Dr. Krauss stated, “We evaluated many companies to find the best merger candidate for KBL Merger Corp. IV and are excited to be combining with 180 Life Sciences. The merger provides a unique investment opportunity in the biotechnology space. 180 Life Sciences is run by a world class team of people with decades of experience in drug development and commercialization, there are multiple programs in various stages of development which mitigates risk and we are developing drugs that address large markets.”

180 Life Sciences is led by Dr. James Woody who previously served as the founding CEO of OncoMed Pharmaceuticals, as well as President and General Manager of Roche Bioscience. In addition, he served as Chief Scientific Officer and Senior Vice President of R&D for Centocor, where he led the team responsible for developing Remicade, the first of the TNF inhibitor biologics in collaboration with Prof. Sir Marc Feldmann, one of the founders and Co-Chairman of 180 Life Sciences. Remicade sales topped $7 billion USD in 2016 and were $5 billion in 2019.1

Dr. James Woody commented, "We are excited to have completed the transaction resulting in 180 Life Sciences now being a public company. My team and I want to thank Dr. Krauss and the KBL team for their perseverance and assistance in helping to complete it. Not only does the Company boast a tremendous pipeline of innovative therapies that use anti-TNF to treat inflammatory diseases, it also boasts an unparalleled team of pioneering and world-renowned scientists leading the charge – namely, Prof. Sir Marc Feldmann and Prof. Lawrence Steinman. I look forward to working with them to discover new therapies to address inflammatory diseases, as well as building value for our shareholders.”

Additional Background on 180 Life Sciences Corp.

180 Life Sciences' three clinical programs address the following indications:

1.	Dupuytren's contracture, a fibrotic disease of the hand, which is in Phase 2b/3, with results expected in 2H 2021. Dupuytren’s disease impacts over 15 million Americans.[2]

2.	Frozen shoulder, with a grant to initiate the clinical study awarded by the National Institute of Health Research, U.K.

3.	Post-operative cognitive delirium disorder and dysfunction, a major unmet clinical need occurring in the elderly patient population, most commonly after hip fracture repair or after CABG (Coronary Artery Bypass Graft).

Additionally, 180 Life Sciences’ pre-clinical discovery programs include:

1.	A program focused on the development of unique, FDA-approved, pharmaceutical-grade oral synthetic cannabidiol analogs to treat pain that is specifically focused on arthritis.

2.	The α7nAChR program which aims to develop α7nAChR agonists for the treatment of inflammatory diseases, initially ulcerative colitis induced after cessation of smoking.

[1]	https://www.fiercepharma.com/special-report/top-20-drugs-by-global-sales-2019-remicade
https://www.biopharmadive.com/news/ftc-probe-johnson-remicade-biosimilar-market-competition/559817/#:~:text=The%20drug%20brought%20in%20%245.3,SVB%20Leerink%20analyst%20Geoffrey%20Porges.
[2]	https://dupuytrens.org/common-dupuytren-disease/

In addition to Dr. Woody, 180 Life Sciences has the following leadership team:

Prof. Sir Marc Feldmann, Co-Chairman of the Board of Directors – A leading immunologist, professor at the University of Oxford and the inventor of anti-TNF (tumor necrosis factor) therapy, which is the world's biggest-selling drug class, with sales of approximately $40 billion in recent years. With his team, he discovered the advantages of targeting TNF, as well as using combination therapies. With Dr. Woody, Centocor Biotech (now Janssen Biotech, a part of Johnson & Johnson) licensed Prof. Feldmann's key patent to develop Remicade, which is one of the highest-selling drugs in the world, and AbbVie licensed his patents for use with Humira, the world's best-selling drug.

Prof. Lawrence Steinman, Co-Chairman of the Board of Directors – Professor of Neurology and Pediatrics at Stanford University. His work led to the development of Tysabri, a highly effective treatment for multiple sclerosis and inflammatory bowel disease. Tysabri was sold to Biogen for $3.25 billion in 2013. He also founded Neurocrine Biosciences, a NASDAQ-listed company with an approximately $11.9 billion market cap. His lab at Stanford University is dedicated to understanding the pathogenesis of autoimmune diseases, particularly multiple sclerosis. He served on the Board of Centocor and currently serves as an advisor to Atreca. Prof. Steinman received a B.A. from Dartmouth College and M.D. from Harvard Medical School.

Dr. Jonathan Rothbard, Chief Scientific Officer – Responsible for helping to establish a variety of biotech startups, including Amylin Pharmaceuticals (which was sold to AstraZeneca and Bristol-Myers Squibb for $7 billion), ImmuLogic, CellGate and Cardinal Therapeutics. Dr. Rothbard completed his post-doctoral fellowship with Dr. Gerald Edelman at Rockefeller University and served as Head of the Molecular Immunology laboratory at the Imperial Cancer Research Fund in London before returning to Stanford University.

The Company also previously announced the appointments of Professor Richard Barker, Larry Gold Md., Shoshana Shendelman PhD., and Donald McGovern Jr., to its Board of Directors, which appointments were effective upon completion of the business combination.

About 180 Life Sciences Corp.

180 Life Sciences Corp. is a clinical-stage biotechnology company focused on the development of novel drugs that fulfill unmet needs in inflammatory diseases, fibrosis and pain by leveraging the combined expertise of luminaries in therapeutics from Oxford University, the Hebrew University and Stanford University. 180 Life Sciences is leading the research into solving one of the world’s biggest drivers of disease – inflammation. The Company is driving groundbreaking study into clinical programs, which are seeking to develop novel drugs addressing separate areas of inflammation for which there are no effective therapies. The Company’s primary platform is a novel program to treat fibrosis using anti-TNF, with its lead program in phase 2b/3 clinical trials.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, statements relating to the continued listing of the Company on the Nasdaq Stock Market; expectations regarding the capitalization, resources and ownership structure of the Company; the inability to recognize the anticipated benefits of the merger, which may be affected by, among other things, the amount of cash available to the Company; expectations with respect to future performance, growth and anticipated acquisitions; the ability of the Company to execute its plans to develop and market new drug products and the timing and costs of these development programs; estimates of the size of the markets for its potential drug products; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing; and other risks and uncertainties indicated from time to time in filings with the SEC. The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the SEC, as well as in the definitive proxy statement/prospectus that the Company filed in connection with the merger. All subsequent written and oral forward-looking statements concerning the Company, the transactions described herein or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investors:

Jason Assad
Director of IR
180 Life Sciences Corp
678-570-6791
Jason@180lifesciences.com

Media Relations:

David Schull

David.Schull@russopartnersllc.com

(212) 845-4271

Eric Ando

Eric.Ando@russopartnersllc.com

(646) 218-4604

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